UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

Sonus Networks, Inc. (the “Company”) held its annual meeting of stockholders on June 16, 2010 (the “Annual Meeting”).  For more information on the following proposals, please see the Company’s definitive Proxy Statement, which was filed with the Securities and Exchange Commission on May 7, 2010.  The following is a summary of the matters voted upon at the Annual Meeting:

(1)           The stockholders elected each of the three nominees to the Board of Directors of the Company to hold office until the 2011 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes
Beatriz V. Infante	187,249,693	2,436,713	65,296,908
Howard E. Janzen	173,480,573	16,205,833	65,296,908
H. Brian Thompson	169,088,842	20,597,564	65,296,908

(2)           By the following vote, the stockholders approved the proposal to grant to the Board of Directors of the Company of discretionary authority to amend and restate the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-3 and not more than 1-for-6:

For	217,056,958
Against	37,485,602
Abstain	440,754

(3)           By the following vote, the stockholders approved the proposal to amend the Sonus Networks, Inc. 2007 Stock Incentive Plan, as amended:

For	167,950,490
Against	19,540,107
Abstain	2,195,809
Broker Non-Votes	65,296,908

(4)           By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	239,692,505
Against	9,710,597
Abstain	5,580,212

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel